UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2005

U-STORE-IT TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-32324	20-1024732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6745 Engle Road Suite 300 Cleveland, OH	44130
(Address of principal executive offices)	(Zip Code)

(440) 234-0700

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 26, 2005, U-Store-It, L.P. (the “Operating Partnership”), of which U-Store-It Trust (the “Company”) is the sole general partner, completed the acquisition of 66 self-storage facilities, four office parks and a mobile home park from various partnerships and other entities affiliated with National Self Storage and The Schomac Group, Inc. for an aggregate purchase price of approximately $212.0 million (the “National Self Storage Acquisition”). The Operating Partnership acquired five of the properties on July 15, 2005 for approximately $11.3 million, 42 of the properties on July 20, 2005 for approximately $150.3 million and 24 of the properties on July 26, 2005 for approximately $50.4 million. The self-storage facilities, which are located in Arizona, California, Colorado, New Mexico, Tennessee, Texas and Utah, contain an aggregate of approximately 3.4 million rentable square feet. The four office parks acquired by the Operating Partnership contain an aggregate of approximately 0.2 million rentable square feet. The purchase price was comprised of:

•	approximately $61.5 million of Class B Units in the Operating Partnership;

•	the assumption of approximately $79.5 million of outstanding debt by the Operating Partnership; and

•	approximately $71.0 million in cash.

The cash amount that the Operating Partnership paid was funded with the proceeds from an $80 million mortgage loan that YSI VI LLC, an indirect subsidiary of the Company, borrowed on July 19, 2005 under a fixed rate mortgage loan agreement with Lehman Brothers Bank, FSB as the lender (the “Loan Agreement”).

The foregoing summary of the National Self Storage Acquisition is qualified in its entirety by the full terms and conditions of the Purchase and Sale Agreement, dated as of March 1, 2005, by and among the Operating Partnership and the sellers listed on Schedule 1 thereto, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on March 4, 2005.

For a description of the terms of the Loan Agreement, please see the Company’s Current Report on Form 8-K filed on July 25, 2005.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. The required financial statements will be filed as soon as practicable, but in any event no later than 71 calendar days after the date by which this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information. The required pro forma financial information will be filed as soon as practicable, but in any event no later than 71 calendar days after the date by which this Current Report on Form 8-K must be filed.

(c) Not Applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-STORE-IT TRUST

Date: July 26, 2005	By:	/s/ Steven G. Osgood
Steven G. Osgood
President and Chief Financial Officer

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